As filed with the Securities and Exchange Commission on April 13, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WORLD HEART CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Canada	52-2247240
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7799 Pardee Lane

Oakland, California, USA 94621

(510) 563-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

World Heart Corporation Employee Stock Option Plan

(Full Title of the Plan)

Jal S. Jassawalla

President and Chief Executive Officer

7799 Pardee Lane

Oakland, California, USA 94621

(510) 563-5000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Julia Vax, Esq.

Howard Rice Nemerovski Canady Falk & Rabkin,

A Professional Corporation

Three Embarcadero Center, 7th Floor

San Francisco, California 94111-4024

(415) 434-1600

CALCULATION OF REGISTRATION FEE

		Proposed Maximum		Proposed Maximum
Title of Shares	Amount to be	Offering Price Per		Aggregate Offering	Amount of
to be Registered	Registered (1)	Share(2)		Price(2)	Registration Fee

Stock Options and Common Shares, no par value per share	9,757,905		(2)	16,024,882	$1,715

(1)   Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers any additional common shares of the Registrant’s that become issuable under the plan by reason of any stock dividend, stock split or other similar transaction.

(2)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based on: (a) the weighted average exercise price of $1.93 for shares subject to outstanding options granted under the World Heart Corporation Employee Stock Option Plan or (b) the average of the high and low prices of Registrant’s Common Shares as reported on the Nasdaq National Market on April 11, 2006. The following chart illustrates the calculation of the registration fee:

Title of Securities to be Registered	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares issuable pursuant to outstanding options granted under the World Heart Corporation Employee Stock Option Plan	6,738,685	$1.93	$13,005,662
Common Shares reserved for future issuance under World Heart Corporation Employee Stock Option Plan	3,019,220	$1.00	$3,019,220

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement relates to the registration of additional securities under the World Heart Corporation Employee Stock Option Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the contents of the previous registration statement on Form S-8, Commission File No. 333-63580, filed on June 21, 2001 with the Securities Exchange Commission relating to the Plan are hereby incorporated by reference and made a part of this Registration Statement.

EXHIBITS

Exhibit No.	Document

3.1	Article of Continuance, dated December 14, 2005 (incorporated by reference to the Corporation’s report on Form 8-K dated December 14, 2005 (Commission File No. 000-28882)).

3.2	By-laws of the Corporation (incorporated by reference to the Corporation’s Registration Statement on Form F-1, dated October 8, 1996).

3.3	Amendment to the By-Laws of the Corporation (incorporated by reference to Amendment No. 2 to the Corporation’s Registration Statement on Form F-1, dated December 6, 1996.

3.4	By-laws of the Corporation (incorporated by reference to the Corporation’s report on Form 8-K dated December 21, 2005 (Commission File No. 000-28882)).

4.1	Reference is made to Exhibit 3.1 through Exhibit 3.4.

4.2	Form of Common Share Certificate (incorporated by reference to the Corporation’s Annual Report on Form 10-KSB for the year ended December 31, 2005 (Commission File No. 000-28882)).

5.1	Opinion of McCarthy Tetrault, Canadian counsel to the Registrant, dated April 12, 2006, with respect to the legality of the Common Shares being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of McCarthy Tetrault (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

99.1	World Heart Corporation Employee Stock Option Plan (incorporated by reference to the Corporation’s Registration Statement on Amendment No. 1 to form F-1, dated November 18, 1996).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on April 13, 2006.

WORLD HEART CORPORATION

By:		/s/ JAL S. JASSAWALLA
	Name:	Jal S. Jassawalla
	Title	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jal S. Jassawalla and A. Richard Juelis, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JAL S. JASSAWALLA	President, Chief Executive Officer and	April 13, 2006
Jal S. Jassawalla	Director (principal executive officer)

/s/ A. RICHARD JUELIS	Vice President, Finance and Chief Financial	April 13, 2006
A. Richard Juelis	Officer (principal financial and accounting
officer)

/s/ JOHN F. CARLSON	Director	April 13, 2006
John F. Carlson

/s/ WILLIAM C. GARRIOCK	Director	April 13, 2006
William C. Garriock

/s/ ROBERT J. MAJTELES	Director	April 13, 2006
Robert J. Majteles

/s/ C. IAN ROSS	Chairman of the Board and Director	April 13, 2006
C. Ian Ross

EXHIBIT INDEX

Exhibit No.	Document

3.1	Article of Continuance, dated December 14, 2005 (incorporated by reference to the Corporation’s report on Form 8-K dated December 14, 2005 (Commission File No. 000-28882)).

3.2	By-laws of the Corporation (incorporated by reference to the Corporation’s Registration Statement on Form F-1, dated October 8, 1996).

3.3	Amendment to the By-Laws of the Corporation (incorporated by reference to Amendment No. 2 to the Corporation’s Registration Statement on Form F-1, dated December 6, 1996.

3.4	By-laws of the Corporation (incorporated by reference to the Corporation’s report on Form 8-K dated December 21, 2005 (Commission File No. 000-28882)).

4.1	Reference is made to Exhibit 3.1 through Exhibit 3.4.

4.2	Form of Common Share Certificate (incorporated by reference to the Corporation’s Annual Report on Form 10-KSB for the year ended December 31, 2005 (Commission File No. 000-28882)).

5.1	Opinion of McCarthy Tetrault, Canadian counsel to the Registrant, dated April 12, 2006, with respect to the legality of the Common Shares being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of McCarthy Tetrault (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

99.1	World Heart Corporation Employee Stock Option Plan (incorporated by reference to the Corporation’s Registration Statement on Amendment No. 1 to form F-1, dated November 18, 1996).